Annual Report
and Prospectus

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE

LARGE CAP EQUITY FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
JULY 31, 2008
(Prospectus also enclosed)


RIVERSOURCE LARGE CAP EQUITY FUND
SEEKS TO PROVIDE SHAREHOLDERS WITH
LONG-TERM GROWTH OF CAPITAL.

This annual report includes a prospectus that
describes in detail the Fund's objective, investment
strategy, risks, sales charges, fees and other
matters of interest. Please read the prospectus
carefully before you invest or send money.                (SINGLE STRATEGY FUND ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

PHOTO - BANNIGAN -
LEWIS
    Patrick T.
 Bannigan (left)
Stephen R. Lewis,
   Jr. (right)
                            Dear Fellow Shareholder,
                            The majority of today's workers are finding themselves responsible for funding their own retirement through 401(k)s, 403(b)s and IRAs, which can be a positive development. However, today's rising health care costs, inflation and dropping retirement account values have hit many retirees hard, and put retirement dreams on hold for approximately 27% of workers age 45 and older, according to an AARP survey released in May 2008.

Since retirement could last up to 20 years or more for many retirees, it's important to take the long-term view. Unfortunately, many investors now realize they may not have adequately factored in the havoc a bear market could wreak on their retirement savings or the impact of rising gas and food prices on daily living expenses. Unexpected economic events such as these make careful planning for retirement all the more important, as retirees today and in the future are likely to see a number of up and down markets and economic cycles in their lifetimes.

KEEPING UP WITH THE COST OF LIVING
Company medical plans for retirees have gone the way of the B&W TV; there are still a few around, but they're disappearing rapidly. A July 2008 study by Hewitt Research Associates concludes employees actually will need to replace 126% of their salary once inflation and increased medical costs are included in the calculations. The 2008 Tiburon Consumer Wealth Report reports that a couple planning to retire in 2008 at the age of 65 will need $225,000 just to cover their medical expenses during retirement.

PLAN FOR YOUR RETIREMENT BY WORKING WITH A FINANCIAL PROFESSIONAL
A financial professional can help you establish goals for retirement income and develop a plan for saving and investing to achieve those goals.

Several retirement-focused RiverSource investment strategies, such as RiverSource(R) Portfolio Builder Series, RiverSource(R) Income Builder Series

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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

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and RiverSource Retirement Plus(R) Series, can help remove emotion from your investing decisions through the application of

    > built-in diversification and asset allocation,

    > risk management,

    > automatic rebalancing and

    > professional portfolio management.

MORE INVESTMENT OPTIONS
RiverSource Investments also offers more than 50 single-strategy mutual funds designed to help you fully diversify your portfolio, and our Advanced Alpha(SM) Strategies funds, which are meant to potentially generate increased alpha (a risk-adjusted measure of above-market returns).

Talk with your financial professional about which RiverSource funds or series of funds might best meet your needs today and in the years to come.

Thank you for choosing RiverSource mutual funds and for your continued support.


/s/ STEPHEN R. LEWIS, JR.             /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.                 Patrick T. Bannigan
                                      President, RiverSource Funds
Chairman of the Boards

DID YOU KNOW...
--------------------------------------------------------------------------------

> Two-thirds of baby boomers are dependent on their homes as a retirement asset.(1)
> Nearly one-quarter of adults between the ages of 65 and 74 are in the workforce, up from 19% in 2000.(2)
> Twenty-seven percent of workers age 45 and older said they had put their retirement plans on hold because of the slowing economy.(3)

1 Tiburon Strategic Advisors Consumer Wealth, Liquidation, & the Retirement Income Challenge Report, May 23, 2008
2    Bureau of Labor Statistics
3    AARP survey, May 13, 2008

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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------

For more information about any of our RiverSource Funds, go online to RiverSource.com or call (888) 791-3380. Customer Service Representatives are available to answer your questions Monday through Friday from 8 a.m. to 5 p.m. Central time.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES,
RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND
CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS,
WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION
ABOUT THE FUNDS, CALL (888) 791-3380. READ THE
PROSPECTUS CAREFULLY BEFORE INVESTING.

Neither diversification or asset allocation assure a profit or protect against loss.

There is no guarantee that the strategies discussed will be successful.

The RiverSource Retirement Plus, Income Builder, and
Portfolio Builder Series funds are "funds of funds" comprised of holdings in several different
RiverSource Funds, which may include small-cap, mid-cap, large-cap, money market, international, bond, and/or sector funds. Each of the underlying funds in which the portfolio invests has its own investment risks, and those risks can affect the value of each portfolio's shares and investments.
There are risks associated with fixed income investments, including credit risk, interest rate risk, and prepayment and extension risk. Non-investment grade securities generally have more volatile prices and carry more risk to principal and income than investment grade securities.
International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets. Investments in small- and mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies. See the Funds' prospectus for more information on these and other risks that may be associated with the underlying funds.

Alternative investments involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above average tolerance for risk.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

Not all products and all shares classes are available at all firms offering RiverSource funds.

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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------

Your Fund at a Glance...............      2

Manager Commentary..................      5

The Fund's Long-term Performance ...     10

Fund Expenses Example...............     12

Portfolio of Investments............     15

Financial Statements................     26

Notes to Financial Statements.......     32

Report of Independent Registered
   Public Accounting Firm...........     55

Federal Income Tax Information......     57

Board Members and Officers..........     58

Approval of Investment Management
   Services Agreement...............     62

Proxy Voting........................     64

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

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                      RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Large Cap Equity Fund (the Fund) Class A shares declined 15.40%, excluding sales charge, for the fiscal year ended July 31, 2008.

> The Fund underperformed its benchmarks, the Russell 1000(R) Index and the Standard & Poor's 500 Index (S&P 500 Index), which fell 10.62% and 11.09%, respectively, for the same 12-month period.

> The Fund's peer group, the Lipper Large-Cap Core Funds Index, declined 10.11% during the same time period.

ANNUALIZED TOTAL RETURNS (for period ended July 31, 2008)
--------------------------------------------------------------------------------

                                                                  Since
                                 1 year    3 years   5 years   inception(a)
--------------------------------------------------------------------------------
RiverSource Large Cap Equity
  Fund Class A (excluding sales
  charge)                        -15.40%    +0.48%    +4.39%      +1.86%
--------------------------------------------------------------------------------
Russell 1000 Index (unmanaged)   -10.62%    +3.08%    +7.55%      +4.00%
--------------------------------------------------------------------------------
S&P 500 Index (unmanaged)        -11.09%    +2.85%    +7.03%      +3.47%
--------------------------------------------------------------------------------
Lipper Large-Cap Core Funds
  Index                          -10.11%    +3.12%    +6.31%      +2.86%
--------------------------------------------------------------------------------

(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

(a) Fund data is from March 28, 2002. Russell 1000 Index, S&P 500 Index and Lipper peer group data is from April 1, 2002.

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 2 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

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STYLE MATRIX
----------------------------------------


          STYLE
VALUE    BLEND    GROWTH
            X              LARGE
                           MEDIUM        SIZE
                           SMALL

Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
----------------------------------------

                                             Net Fund and
                                             Acquired Fund
                       Total       Net        (Underlying
                       Fund    Expenses(a)     Fund)(b)
--------------------------------------------------------------
Class A                1.03%      0.96%          0.98%
--------------------------------------------------------------
Class B                1.79%      1.73%          1.75%
--------------------------------------------------------------
Class C                1.79%      1.72%          1.74%
--------------------------------------------------------------
Class I                0.57%      0.54%          0.56%
--------------------------------------------------------------
Class R2               1.39%      1.34%          1.36%
--------------------------------------------------------------
Class R3               1.14%      1.09%          1.11%
--------------------------------------------------------------
Class R4               0.87%      0.82%          0.84%
--------------------------------------------------------------
Class R5               0.67%      0.59%          0.61%
--------------------------------------------------------------

(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the management fee by 0.08% for the year ended July 31, 2008), will not exceed 1.04% for Class A, 1.81% for Class B, 1.80% for Class C, 0.62% for Class I, 1.42% for Class R2, 1.17% for Class R3, 0.90% for Class R4 and 0.67% for Class R5.
(b)  In addition to the Fund's total annual
     operating expenses that the Fund bears directly, the Fund's shareholders indirectly bear the expenses of acquired funds (affiliated and unaffiliated funds) in which the Fund invests. The Fund's "Acquired fund fees and expenses," based on its investment in the acquired funds, was 0.02% for the year ended July 31, 2008.

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                      RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT JULY 31, 2008
                                                                     SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   INCEPTION
 Class A (inception 3/28/02)         -15.40%   +0.48%    +4.39%     +1.86%
--------------------------------------------------------------------------------
 Class B (inception 3/28/02)         -15.97%   -0.33%    +3.58%     +1.05%
--------------------------------------------------------------------------------
 Class C (inception 3/28/02)         -16.11%   -0.36%    +3.55%     +1.06%
--------------------------------------------------------------------------------
 Class I (inception 3/4/04)          -15.02%   +0.89%      N/A      +2.41%
--------------------------------------------------------------------------------
 Class R2 (inception 12/11/06)       -15.45%     N/A       N/A      -7.72%
--------------------------------------------------------------------------------
 Class R3 (inception 12/11/06)       -15.19%     N/A       N/A      -7.45%
--------------------------------------------------------------------------------
 Class R4 (inception 3/28/02)        -15.40%   +0.64%    +4.55%     +2.02%
--------------------------------------------------------------------------------
 Class R5 (inception 12/11/06)       -15.38%     N/A       N/A      -7.39%
--------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 3/28/02)         -20.30%   -1.48%    +3.14%     +0.90%
--------------------------------------------------------------------------------
 Class B (inception 3/28/02)         -19.70%   -1.49%    +3.24%     +1.05%
--------------------------------------------------------------------------------
 Class C (inception 3/28/02)         -16.85%   -0.36%    +3.55%     +1.06%
--------------------------------------------------------------------------------

AT JUNE 30, 2008
                                                                     SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   INCEPTION
 Class A (inception 3/28/02)         -17.04%   +1.76%    +4.62%     +2.06%
--------------------------------------------------------------------------------
 Class B (inception 3/28/02)         -17.66%   +0.90%    +3.77%     +1.24%
--------------------------------------------------------------------------------
 Class C (inception 3/28/02)         -17.61%   +0.94%    +3.79%     +1.29%
--------------------------------------------------------------------------------
 Class I (inception 3/4/04)          -16.68%   +2.17%      N/A      +2.72%
--------------------------------------------------------------------------------
 Class R2 (inception 12/11/06)       -17.06%     N/A       N/A      -7.35%
--------------------------------------------------------------------------------
 Class R3 (inception 12/11/06)       -16.86%     N/A       N/A      -7.19%
--------------------------------------------------------------------------------
 Class R4 (inception 3/28/02)        -16.87%   +1.92%    +4.77%     +2.26%
--------------------------------------------------------------------------------
 Class R5 (inception 12/11/06)       -17.05%     N/A       N/A      -7.13%
--------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 3/28/02)         -21.80%   -0.22%    +3.37%     +1.09%
--------------------------------------------------------------------------------
 Class B (inception 3/28/02)         -21.32%   -0.27%    +3.42%     +1.24%
--------------------------------------------------------------------------------
 Class C (inception 3/28/02)         -18.34%   +0.94%    +3.79%     +1.29%
--------------------------------------------------------------------------------

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4 and Class R5 shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only.

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 4 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------

Dear Shareholder,
RiverSource Large Cap Equity Fund (the Fund) Class A shares declined 15.40%, excluding sales charge, for the fiscal year ended July 31, 2008. The Fund underperformed its benchmarks, the Russell 1000(R) Index (Russell Index) and the Standard & Poor's 500 Index (S&P 500 Index), which declined 10.62% and 11.09%, respectively. The Fund's peer group, the Lipper Large-Cap Core Funds Index, fell 10.11% during the same time frame.

SIGNIFICANT PERFORMANCE FACTORS
Through most of the fiscal year, valuation was not an effective characteristic for choosing stocks that would outperform. Though the Fund includes a value-oriented and a growth-oriented portfolio segment in its strategy, consideration of stock valuations is a thread running through the entire portfolio. Given the Fund's valuation sensitivity, the market's aversion to value was an insurmountable headwind during this fiscal period.

Stock selection detracted from the Fund's return relative to the Russell Index. Though stock selection in the consumer staples, information

SECTOR DIVERSIFICATION(1) (at July 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Consumer Discretionary                              10.8%
--------------------------------------------------------------
Consumer Staples                                     9.0%
--------------------------------------------------------------
Energy                                              10.5%
--------------------------------------------------------------
Financials                                          13.4%
--------------------------------------------------------------
Health Care                                         13.8%
--------------------------------------------------------------
Industrials                                          9.3%
--------------------------------------------------------------
Information Technology                              15.6%
--------------------------------------------------------------
Materials                                            2.8%
--------------------------------------------------------------
Options Purchased                                    0.3%
--------------------------------------------------------------
Telecommunication Services                           8.7%
--------------------------------------------------------------
Utilities                                            2.7%
--------------------------------------------------------------
Other(2)                                             3.1%
--------------------------------------------------------------

(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Cash & Cash Equivalents. Of the 3.1%, 0.8% is due to security lending activity and 2.3% is the Fund's cash equivalent position.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

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                      RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY (continued) -------------------------------------------------

technology and utilities sectors was advantageous, the Fund holdings in the consumer discretionary, financials, industrials and energy sectors significantly underperformed the respective sectors of the Russell Index.


Sector allocations had a positive impact. The Fund's cash position was beneficial, as would be expected in a declining equity market. Having a substantially smaller financials position than the Russell Index was a meaningful contributor to relative performance, as was a larger-than-Russell Index health care weighting. However, the Fund had a smaller energy position than the Russell Index and a larger telecommunications position, which were both disadvantageous.

Individual contributors to return included QUALCOMM, GENENTECH, AVON PRODUCTS and FLOWSERVE, all positions that were larger than those in the Russell Index. We owned technology stock QUALCOMM because we believe the company can benefit from a strong upcoming product cycle. The market has recently been gaining conviction that the product cycle will be favorable, as the company has begun to see traction with its third-generation cell phone chip. In July 2008, QUALCOMM settled its protracted litigation with Nokia. Biotherapeutics company GENENTECH'S minority owner Roche is trying to buy out GENENTECH and offered a substantial premium. The stock price has also risen on a promising outlook for growth in GENENTECH'S cancer treatments, fueled by favorable

TOP TEN HOLDINGS (at July 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Exxon Mobil                                          3.8%
--------------------------------------------------------------
Virgin Media                                         2.5%
--------------------------------------------------------------
Pfizer                                               2.3%
--------------------------------------------------------------
Microsoft                                            2.3%
--------------------------------------------------------------
Vodafone Group                                       1.9%
--------------------------------------------------------------
Chevron                                              1.8%
--------------------------------------------------------------
Boeing                                               1.7%
--------------------------------------------------------------
Bristol-Myers Squibb                                 1.7%
--------------------------------------------------------------
AT&T                                                 1.6%
--------------------------------------------------------------
Philip Morris Intl                                   1.5%
--------------------------------------------------------------

For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

--------------------------------------------------------------------------------

 6 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

Given the Fund's valuation sensitivity, the market's aversion to value was an insurmountable headwind during this fiscal period.

expectations for several upcoming studies. FLOWSERVE makes valves and pumping machinery for industrial companies, particularly oil, gas and chemical companies, and has benefited from the high level of activity in those end markets.

Individual detractors from return included VIRGIN
MEDIA, HARMAN INTERNATIONAL INDUSTRIES, COUNTRYWIDE
FINANCIAL and FEDERAL HOME LOAN MORTGAGE CORP.
(FREDDIE MAC). British telecommunications company
VIRGIN MEDIA received an attractive acquisition bid in July 2007 and subsequently conducted an auction where multiple suitors showed interest. However, difficulties in the high-yield bond market prevented the company from completing the auction. Since then, the stock price has fallen sharply amid additional concerns about the company's leverage levels and susceptibility to economic weakness. We believe
VIRGIN MEDIA'S fundamentals are now better than they were a year ago, while the stock stands at about half the price. In our view, the stock's market price has disconnected from the underlying value of the company, creating an attractive opportunity.
HARMAN INTERNATIONAL'S main business is producing car radios, and the company suffered as auto production has come under intense pressure in the difficult economic environment. Mortgage lender
COUNTRYWIDE FINANCIAL continued to suffer from credit market difficulties, but BANK OF AMERICA finally completed its takeover of the company and the Fund's small remaining holdings of Countrywide converted into BANK OF AMERICA stock. Though the majority of government-sponsored FREDDIE MAC'S business isn't directly connected to the subprime mortgage breakdown,

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------

continued weakness in the North American residential market has hurt the company due to mortgage losses and performance of securities owned by the company.

CHANGES TO THE FUND'S PORTFOLIO
In the first half of the fiscal year, we decreased the Fund's health care weighting relative to the Russell Index. We trimmed exposure to biotechnology stocks and some large-cap pharmaceutical stocks because of valuation concerns and, in the case of pharmaceuticals, worry that they might be negatively affected by the change in presidential administrations.

Also in the first half, the Fund's weighting in materials stocks decreased, as we reduced exposure to gold stocks. We increased exposure to the consumer staples sector relative to the Russell Index, focusing on stocks with a consumer cyclical dimension rather than food and consumer goods companies.

In the latter half of the Fund's fiscal year, the Fund's position in the financials sector decreased. Market performance was partially responsible for the reduction, as financial stocks generally declined in value. We also cut back the Fund's holdings of lending-based financial companies, specifically banks and savings and loans.

The Fund's energy position increased in the second half of the year, also due to a combination of market results and active management. The energy sector's steep appreciation boosted the Fund's energy weighting. Meanwhile, we increased the Fund's holdings of energy services companies. Selected energy services stocks became relatively inexpensive and we believe they will benefit from increased exploration and production activity.

We increased the Fund's information technology position in the second half of the year. Technology stocks, particularly some of the larger, more mature companies, seem inexpensive to us. They appear to have relatively limited downside risk due to attractive valuations, with the ability to capitalize on any improvement in economic activity.

OUR FUTURE STRATEGY
We manage the Fund's portfolio in three segments - a growth-oriented strategy, a value-oriented strategy and an analyst-driven segment. A

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 8 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

common theme across the three segments is our belief that valuation as a selection criterion is likely to be more effective going forward. Differences in valuations among stocks have become increasingly wide, reaching a historically rare level. In the past, such extreme valuation spreads have foreshadowed a period when valuation was more important to investors. Because each portfolio segment takes value into consideration when selecting stocks, we believe we are entering a period that could be more favorable for the Fund's strategy.

Large-cap companies still have roughly the same valuation as mid- and small-cap companies. However, larger companies tend to have more stable business models, which can better withstand a decelerating economic environment, and they tend to have more international exposure, which may benefit from the tail end of the current period of dollar depreciation.


(PHOTO - BOB      (PHOTO - NICK
EWING)            THAKORE)
Bob Ewing,        Nick Thakore
CFA(R)            Portfolio Manager
Portfolio
Manager

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.

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                      RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  9

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------
The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Large Cap Equity Fund Class A shares (from 4/1/02 to 7/31/08)* as compared to the performance of three widely cited performance indices, the Russell 1000 Index, the Standard & Poor's 500 Index (S&P 500 Index) and the Lipper Large-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from March 28, 2002. Russell 1000 Index, S&P 500 Index and Lipper peer group data is from April 1, 2002.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

                                                                                      SINCE
Results at July 31, 2008                    1 YEAR       3 YEARS      5 YEARS      INCEPTION(4)
RIVERSOURCE LARGE CAP EQUITY FUND (INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000         $7,970       $9,563      $11,672        $10,590
---------------------------------------------------------------------------------------------------
        Average annual total return         -20.30%       -1.48%       +3.14%         +0.90%
---------------------------------------------------------------------------------------------------
RUSSELL 1000 INDEX(1)
        Cumulative value of $10,000          $8,938      $10,953      $14,390        $12,819
---------------------------------------------------------------------------------------------------
        Average annual total return         -10.62%       +3.08%       +7.55%         +4.00%
---------------------------------------------------------------------------------------------------
S&P 500 INDEX(2)
        Cumulative value of $10,000          $8,891      $10,880      $14,045        $12,409
---------------------------------------------------------------------------------------------------
        Average annual total return         -11.09%       +2.85%       +7.03%         +3.47%
---------------------------------------------------------------------------------------------------
LIPPER LARGE-CAP CORE FUNDS INDEX(3)
        Cumulative value of $10,000          $8,989      $10,966      $13,579        $11,958
---------------------------------------------------------------------------------------------------
        Average annual total return         -10.11%       +3.12%       +6.31%         +2.86%
---------------------------------------------------------------------------------------------------

Results for other share classes can be found on page 4.

--------------------------------------------------------------------------------

 10 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE LARGE CAP EQUITY FUND LINE GRAPH)

                                       RIVERSOURCE LARGE
                                        CAP EQUITY FUND
                                    CLASS A (INCLUDES SALES                                                    LIPPER LARGE-CAP
                                       CHARGE)                 RUSSELL 1000 INDEX(1)     S&P 500 INDEX(2)     CORE FUNDS INDEX(3)
                                    -----------------------   ---------------------     ----------------     -------------------
4/1/02                                     $ 9,425                   $10,000                  $10,000                 $10,000
7/02                                         7,766                     8,014                    7,985                   8,108
7/03                                         8,546                     8,911                    8,835                   8,808
7/04                                         9,160                    10,072                    9,999                   9,690
7/05                                        10,441                    11,704                   11,404                  10,907
7/06                                        10,807                    12,316                   12,018                  11,452
7/07                                        12,493                    14,342                   13,957                  13,303
7/08                                        10,590                    12,819                   12,409                  11,958

(1) The Russell 1000 Index, an unmanaged index, measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Standard & Poor's 500 Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices.
(3) The Lipper Large-Cap Core Funds Index includes the 30 largest large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(4) Fund data is from March 28, 2002. Russell 1000 Index, S&P 500 Index and Lipper peer group data is from April 1, 2002.

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                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  11

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended July 31, 2008.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 12 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                                                                                   DIRECT AND
                                                                 DIRECT             INDIRECT
                              BEGINNING        ENDING           EXPENSES            EXPENSES
                            ACCOUNT VALUE   ACCOUNT VALUE      PAID DURING         PAID DURING
                            FEB. 1, 2008    JULY 31, 2008   THE PERIOD(A),(B)   THE PERIOD(B),(C)
-------------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------------
   Actual(d)                   $1,000         $  900.40           $4.35               $4.44
-------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,020.29           $4.62               $4.72
-------------------------------------------------------------------------------------------------
Class B
-------------------------------------------------------------------------------------------------
   Actual(d)                   $1,000         $  896.30           $7.87               $7.97
-------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,016.56           $8.37               $8.47
-------------------------------------------------------------------------------------------------
Class C
-------------------------------------------------------------------------------------------------
   Actual(d)                   $1,000         $  894.50           $7.87               $7.96
-------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,016.56           $8.37               $8.47
-------------------------------------------------------------------------------------------------
Class I
-------------------------------------------------------------------------------------------------
   Actual(d)                   $1,000         $  901.00           $2.46               $2.55
-------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,022.28           $2.61               $2.72
-------------------------------------------------------------------------------------------------
Class R2
-------------------------------------------------------------------------------------------------
   Actual(d)                   $1,000         $  897.40           $6.32               $6.42
-------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,018.20           $6.72               $6.82
-------------------------------------------------------------------------------------------------
Class R3
-------------------------------------------------------------------------------------------------
   Actual(d)                   $1,000         $  899.40           $5.15               $5.24
-------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.44           $5.47               $5.57
-------------------------------------------------------------------------------------------------
Class R4
-------------------------------------------------------------------------------------------------
   Actual(d)                   $1,000         $  898.00           $3.63               $3.73
-------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,021.03           $3.87               $3.97
-------------------------------------------------------------------------------------------------
Class R5
-------------------------------------------------------------------------------------------------
   Actual(d)                   $1,000         $  900.40           $2.79               $2.88
-------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,021.93           $2.97               $3.07
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------

ANNUALIZED EXPENSE RATIOS

                                                FUND'S       ACQUIRED FUND
                                              ANNUALIZED       FEES AND      NET FUND
                                             EXPENSE RATIO     EXPENSES      EXPENSES
-------------------------------------------------------------------------------------
Class A                                           .92%           .02%          .94%
-------------------------------------------------------------------------------------
Class B                                          1.67%           .02%         1.69%
-------------------------------------------------------------------------------------
Class C                                          1.67%           .02%         1.69%
-------------------------------------------------------------------------------------
Class I                                           .52%           .02%          .54%
-------------------------------------------------------------------------------------
Class R2                                         1.34%           .02%         1.36%
-------------------------------------------------------------------------------------
Class R3                                         1.09%           .02%         1.11%
-------------------------------------------------------------------------------------
Class R4                                          .77%           .02%          .79%
-------------------------------------------------------------------------------------
Class R5                                          .59%           .02%          .61%
-------------------------------------------------------------------------------------

(a) Expenses are equal to the Fund's annualized expense ratio for each class, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).
(b) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2009, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.04% for Class A, 1.81% for Class B, 1.80% for Class C, 0.62% for Class I, 1.42% for Class R2, 1.17% for Class R3, 0.90% for Class R4 and 0.67% for Class R5. Any amounts waived will not be reimbursed by the Fund. This change was effective August 1, 2008. Had this change been in place for the entire six month period ended July 31, 2008, the actual direct expenses paid would have been: $4.30 for Class A, $8.53 for Class B, $7.82 for Class C, $2.27 for Class I, $6.09 for Class R2, $4.91 for Class R3, $3.63 for Class R4 and $2.55 for Class R5; the hypothetical direct expenses paid would have been:
     $4.57 for Class A, $9.07 for Class B, $8.32 for Class C, $2.41 for Class I, $6.47 for Class R2, $5.22 for Class R3, $3.87 for Class R4 and $2.72 for Class R5. Additionally, had this change been in place for the entire six month period ended July 31, 2008, the actual direct and indirect expenses paid would have been: $4.39 for Class A, $8.63 for Class B, $7.91 for Class C, $2.36 for Class I, $6.18 for Class R2, $5.01 for Class R3, $3.73 for Class R4 and $2.65 for Class R5; the hypothetical direct and indirect expenses paid would have been: $4.67 for Class A, $9.17 for Class B, $8.42 for Class C, $2.51 for Class I, $6.57 for Class R2, $5.32 for Class R3, $3.97 for Class R4 and $2.82 for Class R5.
(c) Expenses are equal to the Fund's annualized expense ratio for each class plus the acquired fund fees and expenses, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).
(d) Based on the actual return for the six months ended July 31, 2008: -9.96% for Class A, - 10.37% for Class B, -10.55% for Class C, -9.90% for Class I, -10.26% for Class R2, -10.06% for Class R3, -10.20% for Class R4 and -9.96%
     for Class R5.

--------------------------------------------------------------------------------

 14 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

JULY 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES

COMMON STOCKS (97.1%)
ISSUER                                            SHARES                      VALUE(A)
AEROSPACE & DEFENSE (4.1%)
Boeing                                             1,158,424               $70,791,290
General Dynamics                                      52,948                 4,719,785
Goodrich                                             138,405                 6,801,222
Honeywell Intl                                       531,950                27,044,338
L-3 Communications Holdings                          118,424                11,687,265
Lockheed Martin                                      184,756                19,275,593
Spirit AeroSystems Holdings Cl A                     241,611(b)              5,233,294
United Technologies                                  306,402                19,603,600
                                                                       ---------------
Total                                                                      165,156,387
--------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (0.1%)
United Parcel Service Cl B                            32,815                 2,069,970
--------------------------------------------------------------------------------------

AIRLINES (0.1%)
Northwest Airlines                                   401,506(b)              3,677,795
UAL                                                  173,328                 1,440,356
                                                                       ---------------
Total                                                                        5,118,151
--------------------------------------------------------------------------------------

AUTO COMPONENTS (0.1%)
Goodyear Tire & Rubber                                28,780(b)                564,951
Johnson Controls                                      70,967                 2,140,365
                                                                       ---------------
Total                                                                        2,705,316
--------------------------------------------------------------------------------------

AUTOMOBILES (0.1%)
Ford Motor                                           526,712(b)              2,528,217
General Motors                                        67,728(f)                749,749
Harley-Davidson                                       28,277                 1,070,002
                                                                       ---------------
Total                                                                        4,347,968
--------------------------------------------------------------------------------------

BEVERAGES (2.5%)
Anheuser-Busch Companies                              39,259                 2,660,190
Coca-Cola                                          1,040,306                53,575,759
Molson Coors Brewing Cl B                            302,505                16,326,195

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)
BEVERAGES (CONT.)
Pepsi Bottling Group                                  14,745                  $410,648
PepsiCo                                              443,504                29,519,626
                                                                       ---------------
Total                                                                      102,492,418
--------------------------------------------------------------------------------------

BIOTECHNOLOGY (2.9%)
Amgen                                                714,833(b)             44,769,991
Genentech                                            377,556(b)             35,962,209
Genzyme                                              249,477(b)             19,122,412
ImClone Systems                                      262,974(b)             16,811,928
                                                                       ---------------
Total                                                                      116,666,540
--------------------------------------------------------------------------------------

BUILDING PRODUCTS (0.1%)
Masco                                                250,330                 4,127,942
--------------------------------------------------------------------------------------

CAPITAL MARKETS (3.3%)
Bank of New York Mellon                              281,459                 9,991,795
BlackRock                                              9,386                 2,034,040
Blackstone Group LP                                  139,163                 2,584,257
Goldman Sachs Group                                  122,537                22,551,709
KKR Private Equity Investors LP Unit               2,752,976                36,339,938
Legg Mason                                           116,839                 4,714,454
Lehman Brothers Holdings                           1,142,970                19,819,100
Merrill Lynch & Co                                   163,870                 4,367,136
Morgan Stanley                                       433,275                17,105,697
Oaktree Capital Group LLC Cl A Unit                  331,941(d,h)            9,294,348
Och-Ziff Capital Management Group LLC Cl A            78,518                 1,282,984
State Street                                          38,363                 2,748,325
                                                                       ---------------
Total                                                                      132,833,783
--------------------------------------------------------------------------------------

CHEMICALS (1.1%)
Air Products & Chemicals                              25,197                 2,399,006
Ashland                                                6,745                   281,739
Dow Chemical                                         404,782                13,483,289

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  15

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)
CHEMICALS (CONT.)
Eastman Chemical                                      47,239                $2,832,450
Ecolab                                                20,992                   938,342
EI du Pont de Nemours & Co                           266,501                11,675,409
Hercules                                              13,504                   270,755
Intl Flavors & Fragrances                              9,639                   387,681
Monsanto                                              65,630                 7,817,189
PPG Inds                                              19,619                 1,189,696
Praxair                                               37,441                 3,509,345
Rohm & Haas                                           15,002                 1,125,150
                                                                       ---------------
Total                                                                       45,910,051
--------------------------------------------------------------------------------------

COMMERCIAL BANKS (1.5%)
BancorpSouth                                          57,883                 1,232,908
BB&T                                                 162,258(f)              4,546,469
Comerica                                              18,838                   541,027
Fifth Third Bancorp                                  756,147                10,563,374
PNC Financial Services Group                          99,353                 7,082,875
Regions Financial                                          1                         9
SunTrust Banks                                       102,054                 4,190,337
Wachovia                                           1,178,853                20,358,792
Wells Fargo & Co                                     387,434                11,727,628
                                                                       ---------------
Total                                                                       60,243,419
--------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (0.2%)
Allied Waste Inds                                     40,342(b)                488,138
Avery Dennison                                        12,748                   561,039
Cintas                                                15,638                   444,745
Equifax                                               15,374                   539,474
Monster Worldwide                                     14,877(b)                263,918
Pitney Bowes                                          24,852                   787,560
Robert Half Intl                                      18,984                   480,105
RR Donnelley & Sons                                   25,417                   678,634
Waste Management                                      58,668                 2,085,061
                                                                       ---------------
Total                                                                        6,328,674
--------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (4.0%)
Cisco Systems                                      1,131,946(b)             24,891,493
Corning                                              215,740                 4,316,957
Motorola                                             610,279                 5,272,811
Nokia                                                729,400(c,k)           19,905,194
Nokia ADR                                          1,879,494(c)             51,347,775
Nortel Networks                                          342(b,c)                2,613

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)
COMMUNICATIONS EQUIPMENT (CONT.)
QUALCOMM                                             926,698               $51,283,467
Starent Networks                                     356,126(b,f)            4,665,251
                                                                       ---------------
Total                                                                      161,685,561
--------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (3.1%)
Apple                                                187,048(b)             29,731,280
Dell                                                 266,915(b)              6,558,102
EMC                                                  645,118(b)              9,683,221
Hewlett-Packard                                      940,865                42,150,752
IBM                                                  261,527                33,470,225
SanDisk                                              221,899(b)              3,128,776
                                                                       ---------------
Total                                                                      124,722,356
--------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.3%)
Fluor                                                 83,260                 6,773,201
KBR                                                  189,049                 5,387,897
                                                                       ---------------
Total                                                                       12,161,098
--------------------------------------------------------------------------------------

CONSTRUCTION MATERIALS (--%)
Vulcan Materials                                      13,081                   839,669
--------------------------------------------------------------------------------------

CONSUMER FINANCE (0.3%)
American Express                                     180,325                 6,693,664
Capital One Financial                                 82,648                 3,459,645
SLM                                                   55,909(b)                957,721
                                                                       ---------------
Total                                                                       11,111,030
--------------------------------------------------------------------------------------

CONTAINERS & PACKAGING (--%)
Ball                                                  11,691                   521,186
Bemis                                                 11,926                   335,836
Pactiv                                                15,630(b)                376,839
Sealed Air                                            19,132                   415,164
                                                                       ---------------
Total                                                                        1,649,025
--------------------------------------------------------------------------------------

DISTRIBUTORS (--%)
Genuine Parts                                         19,592                   785,835
--------------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (--%)
Apollo Group Cl A                                     16,503(b)              1,027,972
H&R Block                                             38,956                   947,799
                                                                       ---------------
Total                                                                        1,975,771
--------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (4.4%)
Apollo Mgmt LP                                     1,426,700(d,h)           19,973,800
Bank of America                                    1,605,532                52,822,002
CIT Group                                             22,723                   192,691
Citigroup                                          1,394,941                26,071,447
CME Group                                              6,127                 2,206,517

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 16 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)
DIVERSIFIED FINANCIAL SERVICES (CONT.)
Interactive Brokers Group Cl A                       447,495(b)            $12,556,710
IntercontinentalExchange                              76,455(b)              7,630,209
iShares Dow Jones US Healthcare Sector Index
 Fund                                                      1                        65
JPMorgan Chase & Co                                1,177,978                47,861,246
KKR Financial Holdings LLC                           580,995                 5,966,819
Leucadia Natl                                         21,149                   946,841
Materials Select Sector SPDR Fund                     71,566(f)              2,889,835
NYSE Euronext                                         30,511                 1,441,340
                                                                       ---------------
Total                                                                      180,559,522
--------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (5.9%)
AT&T                                               2,177,373                67,084,863
Chunghwa Telecom ADR                                       1(c)                     25
Deutsche Telekom                                   1,804,355(c)             31,231,566
Embarq                                                77,675                 3,555,185
Frontier Communications                              180,802                 2,090,071
Qwest Communications Intl                          4,256,424(f)             16,302,104
Telefonica                                         2,070,662(c)             53,723,568
Telefonica ADR                                        97,827(c)              7,613,875
Verizon Communications                             1,646,345                56,041,584
Windstream                                           175,967                 2,097,527
                                                                       ---------------
Total                                                                      239,740,368
--------------------------------------------------------------------------------------

ELECTRIC UTILITIES (1.8%)
Allegheny Energy                                      20,100                   972,840
American Electric Power                               48,037                 1,897,462
Duke Energy                                          151,259                 2,659,133
Edison Intl                                           38,965                 1,883,568
Entergy                                              132,929                14,212,769
Exelon                                               232,129                18,249,982
FirstEnergy                                           36,460                 2,681,633
FPL Group                                             98,810                 6,376,209
Pepco Holdings                                        24,087                   600,730
Pinnacle West Capital                                 12,030                   403,847
PPL                                                  112,549                 5,285,301

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)
ELECTRIC UTILITIES (CONT.)
Progress Energy                                       31,715                $1,341,862
Southern                                             461,644                16,337,581
                                                                       ---------------
Total                                                                       72,902,917
--------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.4%)
Emerson Electric                                     338,633                16,491,428
Gamesa Tecnologica                                    13,814(c)                656,736
                                                                       ---------------
Total                                                                       17,148,164
--------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT & INSTRUMENTS (0.1%)
Agilent Technologies                                   3,004(b)                108,324
Tyco Electronics                                     136,863(c)              4,535,640
                                                                       ---------------
Total                                                                        4,643,964
--------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (1.6%)
Baker Hughes                                          70,053                 5,808,094
ENSCO Intl                                            15,095                 1,043,668
Halliburton                                          207,050                 9,279,981
Nabors Inds                                           30,012(b,c)            1,094,238
Natl Oilwell Varco                                   122,206(b)              9,609,058
Noble                                                 29,594                 1,535,041
Pride Intl                                            55,056(b)              2,133,971
Rowan Companies                                       12,564                   500,047
Schlumberger                                         165,535                16,818,355
Transocean                                            80,630(b)             10,968,099
Weatherford Intl                                     129,293(b)              4,878,225
                                                                       ---------------
Total                                                                       63,668,777
--------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (1.5%)
Costco Wholesale                                      56,905                 3,566,805
CVS Caremark                                         268,637                 9,805,251
Kroger                                                79,418                 2,245,941
Safeway                                              132,565                 3,542,137
SUPERVALU                                             23,305                   597,074
SYSCO                                                 69,319                 1,965,887
Walgreen                                             169,526                 5,821,523
Wal-Mart Stores                                      595,006                34,879,251
                                                                       ---------------
Total                                                                       62,423,869
--------------------------------------------------------------------------------------

FOOD PRODUCTS (0.4%)
Archer-Daniels-Midland                                73,221                 2,096,317
Kellogg                                              144,371                 7,660,325
Kraft Foods Cl A                                      92,141                 2,931,927
Sara Lee                                             228,562                 3,122,157
                                                                       ---------------
Total                                                                       15,810,726
--------------------------------------------------------------------------------------

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  17

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)

GAS UTILITIES (0.1%)
Nicor                                                  5,402                  $215,108
ONEOK                                                 96,709                 4,398,325
Questar                                               20,732                 1,096,308
                                                                       ---------------
Total                                                                        5,709,741
--------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (1.3%)
Becton Dickinson & Co                                 32,876                 2,791,501
Boston Scientific                                  2,059,138(b)             24,483,151
China Medical Technologies ADR                       110,635(c,f)            5,301,629
Covidien                                             198,175                 9,758,137
Medtronic                                            216,057                11,414,291
                                                                       ---------------
Total                                                                       53,748,709
--------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (2.6%)
Aetna                                                193,362                 7,929,776
AmerisourceBergen                                    219,065                 9,172,252
Cardinal Health                                      327,758                17,610,437
CIGNA                                                126,376                 4,678,440
Coventry Health Care                                  18,160(b)                642,319
Express Scripts                                       73,371(b)              5,175,590
Humana                                               261,683(b)             11,490,501
Laboratory Corp of America Holdings                   13,323(b)                900,368
McKesson                                             365,600                20,469,944
Medco Health Solutions                               211,662(b)             10,494,202
Patterson Companies                                   14,526(b)                453,647
Quest Diagnostics                                     18,891                 1,004,246
Tenet Healthcare                                      57,375(b)                332,201
UnitedHealth Group                                   356,181                10,001,562
WellPoint                                             62,989(b)              3,303,773
                                                                       ---------------
Total                                                                      103,659,258
--------------------------------------------------------------------------------------

HEALTH CARE TECHNOLOGY (--%)
IMS Health                                            21,711                   453,760
--------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)

HOTELS, RESTAURANTS & LEISURE (0.6%)
Chipotle Mexican Grill Cl B                                1(b)                    $64
Darden Restaurants                                   260,562                 8,486,504
Intl Game Technology                                 252,174                 5,474,698
Marriott Intl Cl A                                   173,799                 4,503,132
Starbucks                                            290,004(b)              4,260,159
Starwood Hotels & Resorts Worldwide                   24,972                   856,290
                                                                       ---------------
Total                                                                       23,580,847
--------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (1.0%)
Black & Decker                                         7,305                   438,446
Centex                                               251,388                 3,690,376
DR Horton                                            427,706                 4,756,091
Harman Intl Inds                                     226,936                 9,342,954
Hovnanian Enterprises Cl A                           314,091(b,f)            2,208,060
Jarden                                                22,309(b)                536,085
KB Home                                              372,092(f)              6,545,098
Leggett & Platt                                       19,887                   387,797
Lennar Cl A                                          220,369                 2,666,465
Meritage Homes                                        58,457(b)              1,055,149
Newell Rubbermaid                                     96,030                 1,587,376
NVR                                                    1,977(b)              1,091,937
Snap-On                                                6,903                   388,570
Stanley Works                                          9,373                   416,911
Whirlpool                                             54,642                 4,136,399
                                                                       ---------------
Total                                                                       39,247,714
--------------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (1.2%)
Clorox                                                71,006                 3,869,827
Colgate-Palmolive                                    212,982                15,818,173
Procter & Gamble                                     449,018                29,401,699
                                                                       ---------------
Total                                                                       49,089,699
--------------------------------------------------------------------------------------

INDEPENDENT POWER PRODUCERS & ENERGY TRADERS (0.1%)
AES                                                   80,357(b)              1,296,962
Constellation Energy Group                            21,336                 1,774,301
Dynegy Cl A                                           59,446(b)                400,072
                                                                       ---------------
Total                                                                        3,471,335
--------------------------------------------------------------------------------------

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 18 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)

INDUSTRIAL CONGLOMERATES (1.8%)
3M                                                    36,650                $2,579,794
General Electric                                   2,016,361                57,042,852
Siemens                                               29,231(c)              3,552,897
Textron                                               98,300                 4,273,101
Tyco Intl                                            105,559(c)              4,703,709
                                                                       ---------------
Total                                                                       72,152,353
--------------------------------------------------------------------------------------

INSURANCE (3.3%)
ACE LTD                                              428,806(c)             21,740,464
AFLAC                                                442,260                24,594,080
Allstate                                              21,365                   987,490
American Intl Group                                  661,931                17,243,303
Aon                                                    7,738                   354,400
Arch Capital Group                                    36,503(b,c)            2,545,354
Assurant                                              14,256                   857,071
Assured Guaranty                                     126,640(c,f)            1,451,294
Chubb                                                146,361                 7,031,182
Endurance Specialty Holdings                          61,099(c)              1,869,629
Hartford Financial Services Group                    254,581                16,137,890
Max Capital Group                                    143,701(c)              3,372,662
MetLife                                              140,630                 7,139,785
Principal Financial Group                             19,201                   816,235
Prudential Financial                                 346,699                23,911,830
Validus Holdings                                      97,234(c)              2,217,908
XL Capital Cl A                                       67,497(c)              1,207,521
                                                                       ---------------
Total                                                                      133,478,098
--------------------------------------------------------------------------------------

INTERNET & CATALOG RETAIL (0.3%)
Amazon.com                                            37,016(b)              2,825,801
Expedia                                              537,369(b)             10,516,312
IAC/InterActiveCorp                                   21,698(b)                378,847
                                                                       ---------------
Total                                                                       13,720,960
--------------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (1.1%)
Akamai Technologies                                   20,111(b)                469,391
eBay                                                 132,377(b)              3,331,929
Equinix                                               22,237(b)              1,809,202
Google Cl A                                           69,127(b)             32,748,916
VeriSign                                              23,302(b)                758,247
Yahoo!                                               197,291(b)              3,924,118
                                                                       ---------------
Total                                                                       43,041,803
--------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)

IT SERVICES (1.2%)
Affiliated Computer Services Cl A                     11,529(b)               $555,698
Automatic Data Processing                            165,598                 7,072,691
Broadridge Financial Solutions                             1                        21
Cognizant Technology Solutions Cl A                   34,291(b)                962,548
Computer Sciences                                     17,942(b)                849,913
Convergys                                             14,670(b)                186,309
Electronic Data Systems                              168,116                 4,170,958
Fidelity Natl Information Services                    20,379                   386,182
Fiserv                                                19,460(b)                930,577
MasterCard Cl A                                       83,783(f)             20,455,618
Paychex                                               38,069                 1,253,231
Redecard                                             254,120(c)              4,692,695
Total System Services                                 23,527                   460,659
Unisys                                                42,291(b)                156,054
Visa Cl A                                             33,382(b)              2,438,889
Western Union                                         87,834                 2,427,732
                                                                       ---------------
Total                                                                       46,999,775
--------------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.1%)
Eastman Kodak                                         34,500                   505,080
Hasbro                                                27,327                 1,058,102
Mattel                                                45,784                   917,969
                                                                       ---------------
Total                                                                        2,481,151
--------------------------------------------------------------------------------------

MACHINERY (1.5%)
Caterpillar                                          195,634                13,600,476
Danaher                                               33,928                 2,702,365
Deere & Co                                           232,541                16,315,077
Flowserve                                            147,120                19,616,980
Ingersoll-Rand Cl A                                   37,369(c)              1,345,284
Navistar Intl                                          7,584(b)                427,624
Parker Hannifin                                      118,219                 7,291,748
                                                                       ---------------
Total                                                                       61,299,554
--------------------------------------------------------------------------------------

MEDIA (7.3%)
Comcast Cl A                                       1,441,247                29,718,513
Comcast Special Cl A                                 186,779                 3,836,441
DIRECTV Group                                        195,760(b)              5,289,435
EW Scripps Cl A                                        3,689                    25,530
Gannett                                               21,746                   394,038

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  19

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)
MEDIA (CONT.)
Liberty Entertainment Series A                       303,858(b,e)           $7,480,984
Liberty Media - Capital Series A                      32,687(b,e)              507,956
McGraw-Hill Companies                                 31,647                 1,287,083
Meredith                                               3,593                    91,837
New York Times Cl A                                   13,438                   169,184
News Corp Cl A                                     1,737,878                24,556,216
Scripps Networks Interactive Cl A                     11,068(b)                448,697
Sirius XM Radio                                   36,484,405(b,k)           58,375,048
Time Warner                                        2,278,213                32,624,010
Time Warner Cable Cl A                               118,025(b)              3,355,451
Viacom Cl B                                          211,741(b)              5,913,926
Virgin Media                                       9,044,507(h)            101,479,370
Vivendi                                              232,631(c)              9,725,494
Walt Disney                                          349,839                10,617,614
Washington Post Cl B                                     553                   341,892
WorldSpace Cl A                                      263,942(b,f)              348,403
                                                                       ---------------
Total                                                                      296,587,122
--------------------------------------------------------------------------------------

METALS & MINING (1.3%)
Alcoa                                                280,794(i)              9,476,798
Allegheny Technologies                                12,083                   571,405
Coeur d'Alene Mines                                4,505,183(b,f)           13,019,979
Freeport-McMoRan Copper & Gold                        45,827                 4,433,762
Lihir Gold                                         3,224,058(b,c)            8,377,633
Newmont Mining                                       207,694                 9,960,985
Nucor                                                 36,494                 2,088,187
Timminco                                             265,292(b,c)            6,271,433
Titanium Metals                                       11,658                   131,269
                                                                       ---------------
Total                                                                       54,331,451
--------------------------------------------------------------------------------------

MULTILINE RETAIL (0.3%)
JC Penney                                            137,459                 4,237,861
Kohl's                                                96,693(b)              4,052,404
Macy's                                                57,315                 1,078,095
Target                                                79,614                 3,600,941
                                                                       ---------------
Total                                                                       12,969,301
--------------------------------------------------------------------------------------

MULTI-UTILITIES (0.7%)
Ameren                                                25,059                 1,029,674
CenterPoint Energy                                    39,263                   619,178

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)
MULTI-UTILITIES (CONT.)
CMS Energy                                            26,962                  $363,987
Consolidated Edison                                   32,613                 1,294,736
Dominion Resources                                   236,970                10,469,334
DTE Energy                                            19,512                   799,602
Integrys Energy Group                                  9,142                   466,791
NiSource                                              32,787                   560,002
PG&E                                                  42,734                 1,646,541
Public Service Enterprise Group                       60,818                 2,542,192
Sempra Energy                                         29,947                 1,681,824
TECO Energy                                           25,205                   467,553
Xcel Energy                                          307,787                 6,174,207
                                                                       ---------------
Total                                                                       28,115,621
--------------------------------------------------------------------------------------

OFFICE ELECTRONICS (--%)
Xerox                                                106,725                 1,455,729
--------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (9.1%)
Anadarko Petroleum                                    57,901                 3,353,047
Apache                                                20,018                 2,245,419
BP ADR                                               141,792(c)              8,711,700
Chesapeake Energy                                     32,146                 1,612,122
Chevron                                              886,464                74,959,396
ConocoPhillips                                       474,900                38,761,338
CONSOL Energy                                         24,334                 1,810,206
Devon Energy                                         123,144                11,685,134
El Paso                                               85,556                 1,534,019
EOG Resources                                         15,627                 1,570,982
Exxon Mobil                                        1,915,009               154,024,174
Marathon Oil                                         139,671                 6,909,524
Massey Energy                                          9,624                   714,582
Occidental Petroleum                                 113,036                 8,910,628
Patriot Coal                                           3,558(b)                448,842
Peabody Energy                                        34,016                 2,301,182
Range Resources                                        2,370                   115,087
Royal Dutch Shell ADR                                 68,458(c)              4,846,142
Ship Finance Intl                                    104,732(c)              3,114,730
Spectra Energy                                        78,605                 2,135,698
Sunoco                                                62,954                 2,556,562
Tesoro                                                17,661                   272,686
Total                                                305,847(c)             23,416,154
Valero Energy                                        181,512                 6,064,316
Williams Companies                                    75,121                 2,407,628
XTO Energy                                            32,351                 1,527,938
                                                                       ---------------
Total                                                                      366,009,236
--------------------------------------------------------------------------------------

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 20 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)

PAPER & FOREST PRODUCTS (0.3%)
Intl Paper                                           234,954                $6,512,925
MeadWestvaco                                          20,757                   556,495
Weyerhaeuser                                          98,119                 5,245,442
                                                                       ---------------
Total                                                                       12,314,862
--------------------------------------------------------------------------------------

PERSONAL PRODUCTS (1.2%)
Avon Products                                        877,466                37,204,558
Herbalife                                            256,100(c)             11,060,959
                                                                       ---------------
Total                                                                       48,265,517
--------------------------------------------------------------------------------------

PHARMACEUTICALS (7.1%)
Bristol-Myers Squibb                               3,256,206                68,771,071
Elan ADR                                              58,998(b,c)            1,182,910
Eli Lilly & Co                                       102,634                 4,835,088
Johnson & Johnson                                    311,557                21,332,308
Merck & Co                                         1,642,017                54,022,359
Pfizer                                             5,088,066                94,994,192
Schering-Plough                                      515,979                10,876,837
Shire ADR                                             29,747(c)              1,497,464
Wyeth                                                795,773                32,244,722
                                                                       ---------------
Total                                                                      289,756,951
--------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.3%)
Apartment Investment & Management Cl A                80,423                 2,748,054
AvalonBay Communities                                  4,673                   465,945
Boston Properties                                      9,881                   950,453
HCP                                                   28,116                 1,014,144
Kimco Realty                                          12,399                   437,561
Plum Creek Timber                                     20,135                   980,977
ProLogis                                              26,369                 1,288,917
Public Storage                                        11,000                   900,790
Simon Property Group                                  15,787                 1,462,350
Vornado Realty Trust                                  11,357                 1,079,710
                                                                       ---------------
Total                                                                       11,328,901
--------------------------------------------------------------------------------------

ROAD & RAIL (0.8%)
CSX                                                   31,756                 2,146,070
Hertz Global Holdings                              3,057,405(b)             26,079,665
Norfolk Southern                                      45,485                 3,271,281
                                                                       ---------------
Total                                                                       31,497,016
--------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.7%)
Advanced Micro Devices                             1,585,279(b)             $6,674,025
Applied Materials                                    149,554                 2,590,275
Atmel                                                684,885(b)              2,417,644
Broadcom Cl A                                         48,957(b)              1,189,166
Cypress Semiconductor                                 47,876(b)              1,304,621
Himax Technologies ADR                               742,532(c)              2,821,622
Infineon Technologies                                766,243(b,c)            5,752,134
Infineon Technologies ADR                            271,122(b,c)            2,038,837
Intel                                              2,050,731                45,505,720
LSI                                                        2(b)                     14
MEMC Electronic Materials                             16,280(b)                752,299
Micron Technology                                  1,922,816(b)              9,287,201
Microsemi                                             28,004(b)                726,984
Natl Semiconductor                                    43,190                   904,831
ON Semiconductor                                     362,514(b)              3,404,006
Skyworks Solutions                                    84,398(b)                798,405
Spansion Cl A                                      3,791,334(b)              8,682,155
Teradyne                                             574,117(b)              5,379,476
Texas Instruments                                    466,539                11,374,221
                                                                       ---------------
Total                                                                      111,603,636
--------------------------------------------------------------------------------------

SOFTWARE (3.5%)
Adobe Systems                                         63,649(b)              2,631,886
Autodesk                                              26,806(b)                854,843
BMC Software                                          22,854(b)                751,668
CA                                                    46,727                 1,114,906
Citrix Systems                                        21,966(b)                585,174
Compuware                                             31,307(b)                344,377
Electronic Arts                                      111,588(b)              4,818,370
Intuit                                                38,420(b)              1,050,019
Microsoft                                          3,657,420                94,068,843
Nintendo ADR                                         363,822(c)             21,056,199
Oracle                                               664,725(b)             14,311,529
SAP                                                    4,190(c)                243,499
Symantec                                             100,556(b)              2,118,715
                                                                       ---------------
Total                                                                      143,950,028
--------------------------------------------------------------------------------------

SPECIALTY RETAIL (0.9%)
Abercrombie & Fitch Cl A                              26,590                 1,468,300
AutoNation                                            16,031(b)                165,440
AutoZone                                               5,144(b)                670,212

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  21

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                      VALUE(A)
SPECIALTY RETAIL (CONT.)
Bed Bath & Beyond                                     34,454(b)               $958,855
Gap                                                  112,983                 1,821,286
Home Depot                                           481,084                11,464,231
Lowe's Companies                                     486,644(i)              9,888,605
Office Depot                                          30,952(b)                210,474
RadioShack                                            15,719                   262,193
Sherwin-Williams                                      11,888                   633,036
Staples                                               88,968                 2,001,780
Tiffany & Co                                          17,789                   672,246
TJX Companies                                        191,512                 6,455,870
                                                                       ---------------
Total                                                                       36,672,528
--------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (0.1%)
Nike Cl B                                             48,509                 2,846,508
VF                                                    21,966                 1,572,326
                                                                       ---------------
Total                                                                        4,418,834
--------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (0.4%)
Freddie Mac                                        2,057,347                16,808,526
Hudson City Bancorp                                   48,993                   894,607
Washington Federal                                    12,857                   239,140
                                                                       ---------------
Total                                                                       17,942,273
--------------------------------------------------------------------------------------

TOBACCO (2.2%)
Altria Group                                       1,150,407                23,410,782
Lorillard                                             17,965(b)              1,205,631
Philip Morris Intl                                 1,183,814                61,143,994
UST                                                   67,961                 3,575,428
                                                                       ---------------
Total                                                                       89,335,835
--------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (--%)
WW Grainger                                            7,786                   696,925
--------------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (2.8%)
American Tower Cl A                                   21,603(b)                905,166
Sprint Nextel                                        619,353                 5,041,533
Turkcell ADR                                         106,276(c)              2,051,127
Vodafone Group                                    28,897,564(c)             77,409,489
Vodafone Group ADR                                 1,110,412(c)             29,792,354
                                                                       ---------------
Total                                                                      115,199,669
--------------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $4,277,268,678)                                                  $3,944,415,463
--------------------------------------------------------------------------------------

OPTIONS PURCHASED (0.3%)
                                                                     EXERCISE           EXPIRATION
ISSUER                                          CONTRACTS             PRICE                DATE                   VALUE(A)
CALLS
Altria Group(j)
Virgin Media(j)
Vodafone Group ADR(j)                             240,674             $100.00            Jan. 2009                $283,995
AmeriSourceBergen(j)
Bristol-Myers Squibb(j)
Nokia ADR(j)                                      224,040              100.00            Jan. 2009                 495,128
Hertz Global Holdings(j)
Telefonica(j)
Vodafone Group ADR(j)                             194,617              100.00            Jan. 2009                 136,388
Hong Kong Dollar                                1,012,421                7.73           March 2009                 225,365
Nokia                                               5,033               15.00            Dec. 2008               2,708,239
Nokia                                               7,559               18.00            Dec. 2008               1,868,679
Nokia ADR                                           2,180               25.00            Jan. 2009                 926,500
Sirius XM Radio                                     8,852                9.00            Aug. 2008                  44,260
Sirius XM Radio(j)
Virgin Media(j)
Vodafone Group ADR(j)                             213,932              100.00            Jan. 2009                  53,483
--------------------------------------------------------------------------------------------------------------------------

PUTS
Goldman Sachs Group                               239,727              446.25            Aug. 2008               1,080,474
NASDAQ 100 Index                                   28,351               43.00            Aug. 2008                 708,775
Research in Motion                                  1,123              115.00            Dec. 2008               1,344,792
S&P 500 Index                                       1,072            1,240.00            Aug. 2008               1,420,400
S&P 500 Index                                       1,232            1,260.00            Aug. 2008               2,470,160
--------------------------------------------------------------------------------------------------------------------------

TOTAL OPTIONS PURCHASED
(Cost: $22,945,180)                                                                                            $13,766,638
--------------------------------------------------------------------------------------------------------------------------

MONEY MARKET FUND (3.1%)(g)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term
Cash Fund, 2.54%                                124,337,493(l)         $124,337,493
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $124,337,493)                                                   $124,337,493
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $4,424,551,351)(m)                                            $4,082,519,594
===================================================================================

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 22 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

INVESTMENTS IN DERIVATIVES
FUTURES CONTRACTS OUTSTANDING AT JULY 31, 2008

                                   NUMBER OF                                            UNREALIZED
                                   CONTRACTS          NOTIONAL        EXPIRATION       APPRECIATION
CONTRACT DESCRIPTION              LONG (SHORT)      MARKET VALUE         DATE         (DEPRECIATION)
----------------------------------------------------------------------------------------------------
S&P 500 Index                          60           $19,006,500       Sept. 2008         $365,881

OPEN OPTIONS CONTRACTS WRITTEN AT JULY 31, 2008

                                         NUMBER OF      EXERCISE      PREMIUM       EXPIRATION
ISSUER                   PUTS/CALLS      CONTRACTS       PRICE        RECEIVED         DATE          VALUE(A)
--------------------------------------------------------------------------------------------------------------
Nokia                       Call           7,559             18       $934,566      Dec. 2008       $1,868,679
Research in Motion           Put           1,123            100        856,227      Dec. 2008          735,565
S&P 500 Index                Put           1,072          1,200        801,663      Aug. 2008          584,240
S&P 500 Index                Put           1,232          1,220        797,104      Aug. 2008        1,065,680
Sirius XM Radio             Call           8,852             10        394,191      Aug. 2008           22,130
--------------------------------------------------------------------------------------------------------------
Total                                                                                               $4,276,294
--------------------------------------------------------------------------------------------------------------

FORWARD FOREIGN CURRENCY CONTRACTS OPEN AT JULY 31, 2008

                             CURRENCY TO BE              CURRENCY TO BE           UNREALIZED        UNREALIZED
EXCHANGE DATE                  DELIVERED                    RECEIVED             APPRECIATION      DEPRECIATION
---------------------------------------------------------------------------------------------------------------
Aug. 1, 2008                            805,674                   1,255,519              $--         $(1,902)
                         European Monetary Unit                 U.S. Dollar
---------------------------------------------------------------------------------------------------------------
Aug. 5, 2008                            662,546                     425,003              331              --
                                    U.S. Dollar      European Monetary Unit
---------------------------------------------------------------------------------------------------------------
Sept. 4, 2008                        22,571,000                  45,016,280          381,074              --
                                  British Pound                 U.S. Dollar
---------------------------------------------------------------------------------------------------------------
Sept. 5, 2008                         6,683,000                   6,361,013           94,766              --
                              Australian Dollar                 U.S. Dollar
---------------------------------------------------------------------------------------------------------------
Sept. 5, 2008                        17,493,000                  34,893,987          303,505              --
                                  British Pound                 U.S. Dollar
---------------------------------------------------------------------------------------------------------------
Sept. 11, 2008                       44,722,000                  69,847,267          197,246              --
                         European Monetary Unit                 U.S. Dollar
---------------------------------------------------------------------------------------------------------------
Sept. 12, 2008                       36,981,000                  57,690,360           96,168              --
                         European Monetary Unit                 U.S. Dollar
---------------------------------------------------------------------------------------------------------------
Total                                                                             $1,073,090         $(1,092)
---------------------------------------------------------------------------------------------------------------

NOTES TO PORTFOLIO OF INVESTMENTS

(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At July 31, 2008, the value of foreign securities represented 10.9% of net assets.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  23

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At July 31, 2008, the value of these securities amounted to $29,268,148 or 0.7% of net assets.

(e) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(f) At July 31, 2008, security was partially or fully on loan. See Note 5 to the financial statements.

(g) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.8% of net assets. See Note 5 to the financial statements. The Fund's cash equivalent position is 2.3% of net assets.

(h)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to procedures approved, in good faith, by the Fund's Board of Directors. Information concerning such security holdings at July 31, 2008, is as follows:

                                            ACQUISITION
SECURITY                                       DATES                      COST
----------------------------------------------------------------------------------
Apollo Mgmt LP*                        08-02-07 thru 07-10-08          $31,700,520
Oaktree Capital Group LLC Cl A
   Unit*                               05-21-07 thru 03-14-08           12,205,136
Virgin Media                           11-15-06 thru 04-15-08          182,208,894

     * Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended.

(i) At July 31, 2008, investments in securities included securities valued at $4,835,700 that were partially pledged as collateral to cover initial margin deposits on open stock index futures contracts.

(j) Represents a worst-of-call-option that is a bundle of long forwards. All mature on the option's expiration date but have different underliers. At expiration, only one settles and this is chosen in the issuer's favor.

(k) At July 31, 2008, securities valued at $22,044,694 were held to cover open call options written. See Note 6 to the financial statements.

(l) Affiliated Money Market Fund - See Note 7 to the financial statements. The rate shown is the seven-day current annualized yield at July 31, 2008.

(m) At July 31, 2008, the cost of securities for federal income tax purposes was $4,609,836,302 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                           $300,203,674
Unrealized depreciation                                           (827,520,382)
------------------------------------------------------------------------------
Net unrealized depreciation                                      $(527,316,708)
------------------------------------------------------------------------------

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

--------------------------------------------------------------------------------

 24 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  25

FINANCIAL STATEMENTS -----------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 2008

ASSETS
Investments in securities, at value
   Unaffiliated issuers* (identified cost $4,300,213,858)       $3,958,182,101
   Affiliated money market fund (identified cost
      $124,337,493)                                                124,337,493
------------------------------------------------------------------------------
Total investments in securities (identified cost
   $4,424,551,351)                                               4,082,519,594
Cash                                                                 1,338,804
Foreign currency holdings (identified cost $1)                               1
Capital shares receivable                                              376,695
Dividends and accrued interest receivable                            9,079,663
Receivable for investment securities sold                           84,128,464
Unrealized appreciation on forward foreign currency
   contracts                                                         1,073,090
------------------------------------------------------------------------------
Total assets                                                     4,178,516,311
------------------------------------------------------------------------------
LIABILITIES
Options contracts written, at value (premiums received
   $3,783,751)                                                       4,276,294
Capital shares payable                                              15,079,716
Payable for investment securities purchased                         64,094,744
Payable upon return of securities loaned                            32,299,100
Variation margin payable                                               308,000
Unrealized depreciation on forward foreign currency
   contracts                                                             1,092
Accrued investment management services fees                             63,204
Accrued distribution fees                                               35,986
Accrued transfer agency fees                                            12,123
Accrued administrative services fees                                     5,528
Accrued plan administration services fees                                1,300
Other accrued expenses                                                 681,310
Collateral and deposits payable                                      1,175,000
------------------------------------------------------------------------------
Total liabilities                                                  118,033,397
------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $4,060,482,914
==============================================================================
REPRESENTED BY
Capital stock -- $.01 par value                                 $    9,010,201
Additional paid-in capital                                       4,751,328,658
Undistributed net investment income                                 47,429,271
Accumulated net realized gain (loss)                              (406,243,610)
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign
   currencies                                                     (341,041,606)
------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $4,060,482,914
==============================================================================
*Including securities on loan, at value                         $   28,188,444
------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 26 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

JULY 31, 2008

NET ASSET VALUE PER SHARE
                                NET ASSETS      SHARES OUTSTANDING      NET ASSET VALUE PER SHARE
Class A                     $3,388,815,212             750,529,476                          $4.52(1)
Class B                     $  432,695,950              98,119,285                          $4.41
Class C                     $   20,752,067               4,701,508                          $4.41
Class I                     $   38,943,788               8,562,931                          $4.55
Class R2                    $        3,743                     822                          $4.55
Class R3                    $        3,749                     822                          $4.56
Class R4                    $  179,264,616              39,104,432                          $4.58
Class R5                    $        3,789                     822                          $4.61
-------------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $4.80. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  27

STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 2008

INVESTMENT INCOME
Income:
Dividends                                                       $ 113,500,028
Interest                                                                4,306
Income distributions from affiliated money market fund              8,770,462
Fee income from securities lending                                  1,125,485
   Less foreign taxes withheld                                     (1,262,602)
-----------------------------------------------------------------------------
Total income                                                      122,137,679
-----------------------------------------------------------------------------
Expenses:
Investment management services fees                                25,467,893
Distribution fees
   Class A                                                         10,775,702
   Class B                                                          7,098,566
   Class C                                                            270,367
   Class R2                                                                22
   Class R3                                                                11
Transfer agency fees
   Class A                                                          9,066,345
   Class B                                                          1,605,617
   Class C                                                             59,194
   Class R2                                                                 3
   Class R3                                                                 3
   Class R4                                                           128,910
   Class R5                                                             3,535
Administrative services fees                                        2,524,199
Plan administration services fees
   Class R2                                                                11
   Class R3                                                                11
   Class R4                                                           644,550
Compensation of board members                                          99,527
Custodian fees                                                        589,410
Printing and postage                                                1,398,700
Registration fees                                                      91,517
Professional fees                                                     119,264
Other                                                                 186,595
-----------------------------------------------------------------------------
Total expenses                                                     60,129,952
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates                                               (3,079,363)
   Earnings and bank fee credits on cash balances                    (400,856)
-----------------------------------------------------------------------------
Total net expenses                                                 56,649,733
-----------------------------------------------------------------------------
Investment income (loss) -- net                                    65,487,946
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------

 28 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

YEAR ENDED JULY 31, 2008

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions                                        $  10,407,715
   Foreign currency transactions                                  (14,523,705)
   Futures contracts                                              (11,520,899)
   Options contracts written                                       (2,376,453)
   Swap transactions                                               (2,348,917)
-----------------------------------------------------------------------------
Net realized gain (loss) on investments                           (20,362,259)
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and liabilities
   in foreign currencies                                         (865,038,637)
-----------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies            (885,400,896)
-----------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $(819,912,950)
=============================================================================

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  29

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED JULY 31,                                        2008               2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                       $    65,487,946    $    63,564,209
Net realized gain (loss) on investments                   (20,362,259)       703,349,838
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                     (865,038,637)       323,820,329
----------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                            (819,912,950)     1,090,734,376
----------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                             (36,389,921)       (51,279,745)
      Class B                                                      --         (2,969,618)
      Class C                                                      --           (121,537)
      Class I                                                (866,696)        (1,522,653)
      Class R2                                                    (32)               (65)
      Class R3                                                    (44)               (66)
      Class R4                                             (2,588,075)        (5,679,767)
      Class R5                                                     --           (322,641)
   Net realized gain
      Class A                                            (503,800,045)      (125,265,857)
      Class B                                             (85,854,373)       (27,693,216)
      Class C                                              (3,230,993)          (831,229)
      Class I                                              (7,554,314)        (2,640,713)
      Class R2                                                   (539)              (115)
      Class R3                                                   (539)              (115)
      Class R4                                            (31,125,821)       (13,607,896)
      Class R5                                                   (539)          (560,037)
----------------------------------------------------------------------------------------
Total distributions                                      (671,411,931)      (232,495,270)
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 30 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

YEAR ENDED JULY 31,                                        2008               2007
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
   Class A shares                                     $   211,484,181    $   370,676,879
   Class B shares                                          33,647,160         57,068,487
   Class C shares                                           2,226,679          2,755,399
   Class I shares                                          10,561,864         15,570,677
   Class R2 shares                                                 --              5,000
   Class R3 shares                                                 --              5,000
   Class R4 shares                                         34,516,064         28,329,694
   Class R5 shares                                                 --         26,931,801
Reinvestment of distributions at net asset value
   Class A shares                                         523,659,899        171,429,375
   Class B shares                                          85,230,086         30,416,192
   Class C shares                                           3,174,765            939,571
   Class I shares                                           8,419,823          4,163,008
   Class R4 shares                                         33,713,417         19,287,529
   Class R5 shares                                                 --            882,497
Payments for redemptions
   Class A shares                                      (1,190,365,828)    (1,564,111,579)
   Class B shares                                        (315,875,480)      (569,109,428)
   Class C shares                                          (8,714,618)       (10,923,150)
   Class I shares                                         (30,081,251)       (69,035,113)
   Class R4 shares                                       (150,506,498)      (882,819,499)
   Class R5 shares                                        (26,533,250)        (2,629,011)
----------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                          (775,442,987)    (2,370,166,671)
----------------------------------------------------------------------------------------
Total increase (decrease) in net assets                (2,266,767,868)    (1,511,927,565)
Net assets at beginning of year                         6,327,250,782      7,839,178,347
----------------------------------------------------------------------------------------
Net assets at end of year                             $ 4,060,482,914    $ 6,327,250,782
========================================================================================
Undistributed net investment income                   $    47,429,271    $    40,157,282
----------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  31

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Large Cap Equity Fund (the Fund) is a series of RiverSource Large Cap Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Large Cap Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of companies with a market capitalization greater than $5 billion at the time of purchase.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4 and Class R5 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At July 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds, owned 100% of Class I shares and the Investment Manager owned 100% of Class R2, Class R3 and Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by

--------------------------------------------------------------------------------

 32 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Swap transactions are valued through an authorized pricing service, broker, or an internal model.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

ILLIQUID SECURITIES

At July 31, 2008, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. The aggregate value of such securities at July 31, 2008 was $130,747,518 representing 3.22% of net assets. These securities may be valued at fair value according to procedures approved, in good faith, by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT 33 obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed

--------------------------------------------------------------------------------

 34 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At July 31, 2008, foreign currency holdings were entirely comprised of Taiwan dollars.

The Fund may enter into forward foreign currency contracts for operational purposes. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

TOTAL RETURN EQUITY SWAP TRANSACTIONS

The Fund may enter into swap agreements to gain exposure to the total return on a specified security, basket of securities or security indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Under the terms of a total return equity swap agreement, payments made by the Fund or the counterparty are based on the total return of a particular reference asset or assets (such as an equity security, a combination of such securities, or an index). That is, one party agrees to pay another party the return on a stock, basket of stocks, or stock index in return for a specified interest rate.

The notional amounts of swap contracts are not recorded in the financial statements. Swap contracts are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).

Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. It may not be possible for the Fund to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Total return swaps are subject to the risk associated with the investment in the underlying securities and also the risk of the counterparty not fulfilling its obligations under the agreement.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  35

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of futures and options contracts, foreign currency transactions, recognition of unrealized appreciation (depreciation) for certain derivative investments, re-characterization of REIT distributions, investments in partnerships, post-October losses and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $18,371,189 and accumulated net realized loss has been decreased by $18,360,779 resulting in a net reclassification adjustment to increase paid-in capital by $10,410.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED JULY 31,                                 2008            2007*
-----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income.......................    $211,882,459    $ 114,060,835
      Long-term capital gain................     328,307,507       62,484,767
CLASS B
Distributions paid from:
      Ordinary income.......................      29,908,842       16,848,997
      Long-term capital gain................      55,945,531       13,813,837

--------------------------------------------------------------------------------

 36 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

YEAR ENDED JULY 31,                                 2008            2007*
-----------------------------------------------------------------------------
CLASS C
Distributions paid from:
      Ordinary income.......................    $  1,125,566    $     538,139
      Long-term capital gain................       2,105,427          414,627
CLASS I
Distributions paid from:
      Ordinary income.......................       3,498,173        2,846,125
      Long-term capital gain................       4,922,837        1,317,241
CLASS R2
Distributions paid from:
      Ordinary income.......................             220              123
      Long-term capital gain................             351               57
CLASS R3
Distributions paid from:
      Ordinary income.......................             232              124
      Long-term capital gain................             351               57
CLASS R4
Distributions paid from:
      Ordinary income.......................      13,430,477       12,499,767
      Long-term capital gain................      20,283,419        6,787,896
CLASS R5
Distributions paid from:
      Ordinary income.......................             188          603,320
      Long-term capital gain................             351          279,358

* Class R2, Class R3 and Class R5 are for the period from Dec. 11, 2006 (inception date) to July 31, 2007.

At July 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income............................    $  64,131,416
Undistributed accumulated long-term gain.................    $          --
Accumulated realized loss................................    $(235,009,471)
Unrealized appreciation (depreciation)...................    $(528,977,890)

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities - an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position,

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT 37 financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after Nov. 15, 2008. As of July 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Aug. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.60% to 0.375% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Large-Cap Core Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $4,214,418 for the year

--------------------------------------------------------------------------------

 38 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT ended July 31, 2008. The management fee for the year ended July 31, 2008 was 0.47% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

ADMINISTRATIVE SERVICES FEES

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase. The fee for the year ended July 31, 2008 was 0.05% of the Fund's average daily net assets.

OTHER FEES

Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Funds and the Board. For the year ended July 31, 2008 other expenses paid to this company were $27,518.

COMPENSATION OF BOARD MEMBERS

Compensation of board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES

Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT 39 attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES

The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as a principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class R3 shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $13,585,000 and $175,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of July 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES

Sales charges received by the Distributor for distributing Fund shares were $2,642,943 for Class A, $697,051 for Class B and $2,614 for Class C for the year ended July 31, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES

For the year ended July 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*) were as follows:

Class A.....................................................    0.97%
Class B.....................................................    1.73
Class C.....................................................    1.73
Class R2....................................................    1.14
Class R3....................................................    0.89
Class R4....................................................    0.82

The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A.....................................................    $2,485,731
Class B.....................................................       451,611
Class C.....................................................        15,549
Class R4....................................................       118,737

--------------------------------------------------------------------------------

 40 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2....................................................    $   11
Class R3....................................................        11
Class R4....................................................     7,713

Under an agreement which was effective until July 31, 2008, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the Fund's average daily net assets:

Class A.....................................................    1.05%
Class B.....................................................    1.81
Class C.....................................................    1.81
Class I.....................................................    0.67
Class R2....................................................    1.47
Class R3....................................................    1.22
Class R4....................................................    0.90
Class R5....................................................    0.72

Effective Aug. 1, 2008, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until July 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, will not exceed the following percentage of the Fund's average daily net assets:

Class A.....................................................    1.04%
Class B.....................................................    1.81
Class C.....................................................    1.80
Class I.....................................................    0.62
Class R2....................................................    1.42
Class R3....................................................    1.17
Class R4....................................................    0.90
Class R5....................................................    0.67

* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  41

EARNINGS AND BANK FEE CREDITS

During the year ended July 31, 2008, the Fund's custodian and transfer agency fees were reduced by $400,856 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $3,532,920,686 and $4,856,373,311, respectively, for the year ended July 31, 2008. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                 YEAR ENDED JULY 31, 2008
                                           ISSUED FOR
                                           REINVESTED                              NET
                               SOLD       DISTRIBUTIONS      REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                     43,972,212     98,990,509      (225,955,886)       (82,993,165)
Class B                      6,351,542     16,421,985       (65,543,343)       (42,769,816)
Class C                        430,927        611,708        (1,682,294)          (639,659)
Class I                      2,016,152      1,585,654        (6,198,548)        (2,596,742)
Class R4                     6,389,837      6,289,817       (27,462,232)       (14,782,578)
Class R5                            --             --        (4,152,231)        (4,152,231)
----------------------------------------------------------------------------------------------

                                                 YEAR ENDED JULY 31, 2007
                                           ISSUED FOR
                                           REINVESTED                              NET
                               SOLD       DISTRIBUTIONS      REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                     59,268,105     29,154,657      (265,432,267)      (177,009,505)
Class B                      9,841,913      5,262,317       (95,077,518)       (79,973,288)
Class C                        475,544        162,555        (1,886,761)        (1,248,662)
Class I                      2,660,792        705,595       (11,591,197)        (8,224,810)
Class R2                           822             --                --                822
Class R3                           822             --                --                822
Class R4                     4,699,528      3,241,602      (149,629,106)      (141,687,976)
Class R5                     4,421,287        149,070          (417,304)         4,153,053
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 42 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Fund under the Investment Management Services Agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At July 31, 2008, securities valued at $28,188,444 were on loan to brokers. For collateral, the Fund received $32,299,100 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the Portfolio of Investments. Income from securities lending amounted to $1,125,485 for the year ended July 31, 2008. Expenses paid to the Investment Manager as securities lending agent were $25,365 for the year ended July 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. OPTIONS CONTRACTS WRITTEN

Contracts and premiums associated with options contracts written during the year ended July 31, 2008, are as follows:

                                               PUTS                        CALLS
                                     CONTRACTS      PREMIUMS      CONTRACTS     PREMIUMS
------------------------------------------------------------------------------------------
Balance July 31, 2007                  20,639     $  2,621,153      27,883     $ 3,953,892
Opened                                 67,904       13,043,749     189,456       7,088,685
Closed                                (84,243)     (12,702,678)   (147,275)     (8,353,184)
Expired                                  (873)        (507,230)    (53,653)     (1,360,636)
------------------------------------------------------------------------------------------
Balance July 31, 2008                   3,427     $  2,454,994      16,411     $ 1,328,757
------------------------------------------------------------------------------------------

See "Summary of Significant Accounting Policies."

7. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT 43 fund aggregated $3,280,001,945 and $3,389,054,584, respectively, for the year ended July 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at July 31, 2008, can be found in the Portfolio of Investments.

8. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended July 31, 2008.

9. CAPITAL LOSS CARRY-OVER AND POST-OCTOBER LOSS

For federal income tax purposes, the Fund had a capital loss carry-over of $91,172,850 at July, 31, 2008, that if not offset by capital gains will expire as follows:

     2009          2010          2011
  $60,717,128   $20,982,455   $9,473,267

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2007 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. At July 31, 2008, the Fund had a post-October loss of $143,836,621 that is treated for income tax purposes as occurring on Aug. 1, 2008.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

--------------------------------------------------------------------------------

 44 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

10. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/ Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT 45 and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

 46 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

11. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005           2004
Net asset value, beginning of period      $6.05          $5.40          $5.26          $4.64          $4.53
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .07(b)         .06(b)         .06            .04            .01
Net gains (losses) (both realized and
 unrealized)                               (.90)           .79            .12            .61            .32
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.83)           .85            .18            .65            .33
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.05)          (.06)          (.04)          (.02)            --
Distributions from realized gains          (.65)          (.14)            --           (.01)          (.22)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.70)          (.20)          (.04)          (.03)          (.22)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.52          $6.05          $5.40          $5.26          $4.64
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                               $3,389         $5,039         $5,461         $1,030         $1,248
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.03%          1.09%          1.06%          1.16%          1.23%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)           .97%          1.09%          1.06%          1.11%          1.20%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.31%           .99%          1.08%           .79%           .36%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     68%            66%           116%           128%            99%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (15.40%)        15.79%          3.51%         13.99%          7.19%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.96% for the year ended July 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  47

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.91          $5.29          $5.15          $4.56          $4.48
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .03(b)         .01(b)         .02             --           (.01)
Net gains (losses) (both realized and
 unrealized)                               (.88)           .76            .12            .60            .31
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.85)           .77            .14            .60            .30
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income         --           (.01)            --             --             --
Distributions from realized gains          (.65)          (.14)            --           (.01)          (.22)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.65)          (.15)            --           (.01)          (.22)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.41          $5.91          $5.29          $5.15          $4.56
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $433           $833         $1,169           $472           $572
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.79%          1.86%          1.84%          1.93%          1.98%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          1.73%          1.86%          1.84%          1.88%          1.95%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .56%           .23%           .28%           .02%          (.46%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     68%            66%           116%           128%            99%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (15.97%)        14.71%          2.72%         13.09%          6.48%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.72% for the year ended July 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 48 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.92          $5.30          $5.16          $4.57          $4.49
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .03(b)         .01(b)         .02             --           (.01)
Net gains (losses) (both realized and
 unrealized)                               (.89)           .77            .12            .60            .31
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.86)           .78            .14            .60            .30
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income         --           (.02)            --             --             --
Distributions from realized gains          (.65)          (.14)            --           (.01)          (.22)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.65)          (.16)            --           (.01)          (.22)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.41          $5.92          $5.30          $5.16          $4.57
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $21            $32            $35             $9            $11
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.79%          1.86%          1.84%          1.93%          2.01%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          1.73%          1.86%          1.84%          1.88%          1.98%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .55%           .23%           .28%           .02%          (.43%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     68%            66%           116%           128%            99%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (16.11%)        14.80%          2.71%         13.06%          6.46%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.72% for the year ended July 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  49

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005        2004(B)
Net asset value, beginning of period      $6.09          $5.44          $5.31          $4.67          $5.08
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .09(c)         .09(c)         .10            .05             --
Net gains (losses) (both realized and
 unrealized)                               (.90)           .78            .12            .63           (.28)
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.81)           .87            .22            .68           (.28)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.08)          (.08)          (.09)          (.03)            --
Distributions from realized gains          (.65)          (.14)            --           (.01)          (.13)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.73)          (.22)          (.09)          (.04)          (.13)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.55          $6.09          $5.44          $5.31          $4.67
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $39            $68           $105            $43            $14
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement (d),(e)              .57%           .63%           .59%           .70%           .72%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .57%           .63%           .59%           .65%           .71%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.74%          1.44%          1.53%          1.24%           .74%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     68%            66%           116%           128%            99%
-----------------------------------------------------------------------------------------------------------
Total return                            (15.02%)        16.13%          4.06%         14.64%         (5.65%)(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to July 31, 2004.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.56% for the year ended July 31, 2008.
(i)  Not annualized.

--------------------------------------------------------------------------------

 50 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008           2007(B)
Net asset value, beginning of period      $6.08          $6.08
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)             .06            .03
Net gains (losses) (both realized and
 unrealized)                               (.90)           .19
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.84)           .22
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.04)          (.08)
Distributions from realized gains          (.65)          (.14)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.69)          (.22)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.55          $6.08
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.39%          1.44%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)          1.14%          1.44%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.15%           .67%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     68%            66%
-----------------------------------------------------------------------------------------------------------
Total return                            (15.45%)         3.71%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  51

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008           2007(B)
Net asset value, beginning of period      $6.09          $6.08
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)             .08            .04
Net gains (losses) (both realized and
 unrealized)                               (.90)           .19
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.82)           .23
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.06)          (.08)
Distributions from realized gains          (.65)          (.14)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.71)          (.22)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.56          $6.09
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.14%          1.19%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .89%          1.19%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.40%           .92%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     68%            66%
-----------------------------------------------------------------------------------------------------------
Total return                            (15.19%)         3.88%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

 52 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

CLASS R4

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005           2004
Net asset value, beginning of period      $6.13          $5.47          $5.28          $4.66          $4.54
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .08(b)         .07(b)         .09            .04            .01
Net gains (losses) (both realized and
 unrealized)                               (.92)           .79            .12            .61            .34
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.84)           .86            .21            .65            .35
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.06)          (.06)          (.02)          (.02)          (.01)
Distributions from realized gains          (.65)          (.14)            --           (.01)          (.22)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.71)          (.20)          (.02)          (.03)          (.23)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.58          $6.13          $5.47          $5.28          $4.66
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $179           $330         $1,069            $--             $8
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)               .87%           .90%           .81%           .95%          1.03%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)           .82%           .89%           .81%           .90%          1.00%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.46%          1.14%          1.41%          1.08%           .50%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     68%            66%           116%           128%            99%
-----------------------------------------------------------------------------------------------------------
Total return                            (15.40%)        15.80%          4.03%         14.06%          7.44%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.81% for the year ended July 31, 2008.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  53

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008           2007(B)
Net asset value, beginning of period      $6.11          $6.08
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)             .08            .06
Net gains (losses) (both realized and
 unrealized)                               (.93)           .19
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.85)           .25
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income         --           (.08)
Distributions from realized gains          (.65)          (.14)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.65)          (.22)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.61          $6.11
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $25
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)               .67%           .70%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .67%           .70%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.21%          1.44%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     68%            66%
-----------------------------------------------------------------------------------------------------------
Total return                            (15.38%)         4.24%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.66% for the year ended July 31, 2008.
(i)  Not annualized.

--------------------------------------------------------------------------------

 54 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE LARGE CAP EQUITY FUND:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Large Cap Equity Fund (the Fund) (one of the portfolios constituting the RiverSource Large Cap Series, Inc.) as of July 31, 2008, and the related statement of operations for the year then ended, the statement of changes in net assets and the financial highlights for the each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through July 31, 2006, were audited by other auditors whose report dated September 20, 2006, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  55

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Large Cap Equity Fund of the RiverSource Large Cap Series, Inc. at July 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 22, 2008

--------------------------------------------------------------------------------

 56 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended July 31, 2008

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
      Qualified Dividend Income for individuals.............         100.00%
      Dividends Received Deduction for corporations.........         100.00%
      U.S. Government Obligations...........................           0.00%
CAPITAL GAIN DISTRIBUTION - the Fund designates $411,565,774 to be taxed as long-term capital gain.

The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  57

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 104 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme     None
901 S. Marquette Ave.    since 2006         Court, 1998-2006; Attorney
Minneapolis, MN 55402
Age 54
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,            None
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners   None
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 53
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and   None
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 57                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant              None
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 73
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 69                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 58 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           None
901 S. Marquette Ave.    since 2004         Management, Inc. (private real
Minneapolis, MN 55402                       estate and asset management
Age 55                                      company)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer and          Idera
901 S. Marquette Ave.    since 2002         Director, RiboNovix, Inc. since      Pharmaceutical, Inc.
Minneapolis, MN 55402                       2003 (biotechnology); former         (biotechnology);
Age 64                                      President, Forester Biotech          Healthways, Inc.
                                                                                 (health management
                                                                                 programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management   None
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; Director, President, and
                                            Chief Executive Officer, Ameriprise
                                            Certificate Company since 2006;
                                            Chairman of the Board, Chief
                                            Executive Officer and President,
                                            RiverSource Distributors, Inc.
                                            since 2006; Senior Vice
                                            President -- Chief Investment
                                            Officer, Ameriprise Financial, Inc.
                                            and Chairman of the Board and Chief
                                            Investment Officer, RiverSource
                                            Investments, LLC, 2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  59

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Director and Senior Vice President, Asset
172 Ameriprise           2006               Management, Products and Marketing,
Financial Center                            RiverSource Investments, LLC since 2006;
Minneapolis, MN 55474                       Director and Vice President -- Asset
Age 42                                      Management, Products and Marketing,
                                            RiverSource Distributors, Inc. since 2006;
                                            Managing Director and Global Head of Product,
                                            Morgan Stanley Investment Management,
                                            2004-2006; President, Touchstone Investments,
                                            2002-2004
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 44                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 42                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Chief
Financial Center                            Financial Officer, RiverSource Distributors,
Minneapolis, MN 55474                       Inc. since 2006
Age 53
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Chief Counsel, RiverSource Distributors,
Minneapolis, MN 55474    since 2006         Inc. since 2006; Vice President, General
Age 49                                      Counsel and Secretary, Ameriprise Certificate
                                            Company since 2005; Vice President -- Asset
                                            Management Compliance, Ameriprise Financial,
                                            Inc., 2004-2005; Senior Vice President and
                                            Chief Compliance Officer, USBancorp Asset
                                            Management, 2002-2004
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 47                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 60 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 44                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  61

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource Investments provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds").

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2008, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the IMS Agreement. At the April 9-10, 2008 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource Investments: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, particularly in the areas of trading systems, new product initiatives, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

--------------------------------------------------------------------------------

 62 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance, although somewhat weaker than previous years, reflected the interrelationship of particularly volatile market conditions with the investment strategies employed by the portfolio management team. Further, the Board noted that measures had been taken to enhance risk management oversight.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board observed that the Fund's expense ratio (after considering proposed expense caps/waivers) approximated the peer group's median expense ratio. The Board also considered the Fund's performance incentive adjustment and noted its continued appropriateness. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

--------------------------------------------------------------------------------

                     RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT  63

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY
VOTING ----------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

 64 RIVERSOURCE LARGE CAP EQUITY FUND -- 2008 ANNUAL REPORT

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian
   Equity Fund
RiverSource 130/30 U.S. Equity Fund
RiverSource Absolute Return
   Currency and Income Fund
Threadneedle Global Extended Alpha
   Fund
ADVICE-BUILT(SM) SOLUTIONS
RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RIVERSOURCE PORTFOLIO BUILDER
   SERIES
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder Total
   Equity Fund
RIVERSOURCE RETIREMENT PLUS(R)
   SERIES
RiverSource Retirement Plus 2010
   Fund
RiverSource Retirement Plus 2015
   Fund
RiverSource Retirement Plus 2020
   Fund
RiverSource Retirement Plus 2025
   Fund
RiverSource Retirement Plus 2030
   Fund
RiverSource Retirement Plus 2035
   Fund
RiverSource Retirement Plus 2040
   Fund
RiverSource Retirement Plus 2045
   Fund
RIVERSOURCE STRATEGIC ALLOCATION
   FUND
RIVERSOURCE BALANCED FUND
SINGLE-STRATEGY FUNDS
GROWTH FUNDS
RiverSource Partners Aggressive
   Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Partners Small Cap
   Growth Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and
   Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage
   Fund
RiverSource Partners Small Cap
   Equity Fund
RiverSource Small Company Index
   Fund
VALUE FUNDS
Disciplined Large Cap Value Fund
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Dividend Opportunity
   Fund
RiverSource Equity Value Fund
RiverSource Partners Fundamental
   Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Partners Select Value
   Fund
RiverSource Partners Small Cap
   Value Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined
   International Equity Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
Threadneedle Global Equity Income
   Fund
RiverSource Partners International
   Select Growth Fund
Threadneedle International
   Opportunity Fund
RiverSource Partners International
   Select Value Fund
RiverSource Partners International
   Small Cap Fund

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond
   Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities
   Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Short Duration U.S.
   Government Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource U.S. Government
   Mortgage Fund
TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt
   Fund
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Minnesota Tax-Exempt
   Fund
RiverSource New York Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income
   Fund
RiverSource Tax-Exempt Money Market
   Fund**

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE LARGE CAP EQUITY FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                        This report must be accompanied or preceded by
                                        the Fund's current prospectus. RiverSource(R)
                                        mutual funds are distributed by RiverSource
                                        Distributors, Inc., Member FINRA, and managed by
                                        RiverSource Investments, LLC. These companies are
                                        part of Ameriprise Financial, Inc.
       (RIVERSOURCE INVESTMENTS LOGO)   (C) 2008 RiverSource Distributors, Inc.                              S-6244 J (9/08)